Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

Avidbank Holdings, Inc. Announces Financial Results for the Fourth Quarter and Full Year of 2025

SAN JOSE, CA (ACCESS Newswire) – January 29, 2026 – Avidbank Holdings, Inc. (NASDAQ: AVBH) (the “Company” or “Avidbank Holdings”), the holding company for Avidbank, a California state-chartered bank (the “Bank”), announced net income for the fourth quarter of 2025 of $6.9 million, or $0.65 per diluted share, compared to a net loss of $37.7 million, or ($4.12) per diluted share, for the third quarter of 2025 and net income of $6.5 million, or $0.84 per diluted share, for the fourth quarter of 2024. For the year ended December 31, 2025, the Company reported a net loss of $19.6 million, or ($2.25) per diluted share, compared to net income of $21.0 million, or $2.76 per diluted share, for the year ended December 31, 2024. Results for the year ended December 31, 2025, included a $62.4 million loss on the sale of available-for-sale securities. Excluding that item, adjusted net income(1) totaled $24.9 million, or $2.80 per adjusted diluted share(1) for the year ended December 31, 2025, an increase of $3.9 million, or 18%, compared to the same period in the prior year.

Fourth Quarter 2025 Highlights

●	Period-end loans, net of deferred loan fees increased $189.9 million, or 38% annualized, from September 30, 2025.

●

Average deposits increased $91.6 million, or 18% annualized, from the third quarter of 2025 and $241.6 million, or 13%, from the fourth quarter of 2024. Period-end deposits increased $136.9 million, or 27% annualized, from September 30, 2025.

●	Net interest margin expanded to 4.13% in the fourth quarter of 2025, compared to 3.90% in the third quarter of 2025 and 3.49% in the fourth quarter of 2024.

●

Return on average assets was 1.12% compared to (6.35%) in the third quarter of 2025 and 1.14% in the fourth quarter of 2024. The return on average assets-adjusted(1) was 1.12% for the fourth quarter of 2025, compared to 1.13% in the third quarter of 2025.

●

The efficiency ratio was 51.72% compared to (35.28%) in the third quarter of 2025 and 52.53% in the fourth quarter of 2024. The efficiency ratio-adjusted(1) was 51.72% compared to 55.72% in the third quarter of 2025.

●	Book value per share was $25.66 at December 31, 2025, an increase of $0.66 from September 30, 2025, and an increase of $2.09 from December 31, 2024.

●

Non-performing assets to total assets totaled 0.95% as of December 31, 2025 compared to 0.12% at September 30, 2025 and 0.06% at December 31, 2024. The increase in the fourth quarter of 2025 was primarily due to the downgrade of two well-collateralized construction loans and one commercial loan.

Full Year 2025 Highlights

●	In August of 2025, the Company completed an initial public offering ("IPO") of its common stock, issuing an aggregate total of 3,001,500 shares of common stock at the public offering price of $23.00 per share. After deductions for underwriting fees, commissions and offering expenses, the Company's net proceeds from the IPO totaled $61.3 million.

●	We repositioned the securities portfolio and took the following actions. Sold $274.7 million in available-for-sale securities for a loss of $62.4 million; purchased $205.4 million in available-for-sale securities with an average purchase yield of 4.57%; and paid off existing short-term borrowings using proceeds from the IPO and securities sales.

●	Period-end loans, net of deferred loan fees increased $283.5 million, or 15%, for the year ended December 31, 2025, compared to December 31, 2024.

●	Average deposits increased $241.6 million, or 13%, for the year ended December 31, 2025, compared to December 31, 2024. Period-end deposits increased $294.7 million, or 16%, from December 31, 2024.

●	Net interest margin expanded to 3.80% for the year ended December 31, 2025, compared to 3.44% for the same period in the prior year.

●	Return on average assets was (0.83%) for the year ended December 31, 2025, compared to 0.93% for the previous year. Excluding the loss on the sale of available-for-sale securities, the return on average assets-adjusted(1), was 1.06% for the year ended December 31, 2025, compared to 0.93% for the same period in 2024.

●	The efficiency ratio was 170.65% at December 31, 2025, compared to 58.27% at December 31, 2024. Excluding the loss from the sale of available-for-sale securities, the adjusted efficiency ratio(1) improved to 56.56% for the year ended December 31, 2025.

Avidbank Holdings, Inc. Fourth Quarter and Full Year 2025 Financial Results Press Release

Mark Mordell, Chairman and Chief Executive Officer stated, “We closed 2025 with a strong quarter as well as significant momentum and a clear trajectory for 2026. Our fourth quarter performance was driven by all five of our verticals in both loans and deposits. We achieved this through the dedication and resilience of our bankers and employees.”

Mordell added, “While non-performing loans increased this quarter partially due to the downgrade of two construction credits, these loans are well‑collateralized and supported by strong underlying collateral.”

Mordell concluded, “Asset quality remains solid overall, and we remain confident in the strength of our loan portfolio and our disciplined underwriting practices.”

(1)	A non-GAAP performance measure. We provide detailed reconciliations in the “Non-GAAP Performance and Financial Measures Reconciliation” table herein.

Results of Operations

Net interest income totaled $25.0 million for the fourth quarter of 2025, an increase of $2.4 million, or 41% annualized, from the third quarter of 2025, and an increase of $5.8 million, or 30%, from the fourth quarter of 2024. Net interest margin was 4.13% in the fourth quarter of 2025, an increase of 23 basis points compared to the third quarter of 2025, and a 64-basis-point increase compared to the fourth quarter of 2024. The increase in net interest margin compared to the prior quarter was primarily driven by higher average loan balances, lower average short-term borrowings, an increase in average non-interest-bearing demand deposits, and lower cost of deposits as well as improvement in interest income due to the sale of low-yielding securities as part of the repositioning of our available-for-sale securities portfolio during the third quarter of 2025. In addition, the fourth quarter of 2025 included $726 thousand in interest income reversals related to loans placed on non-accrual status. For the year ended December 31, 2025, net interest income increased $12.1 million, or 16%, compared to the year ended December 31, 2024, while net interest margin increased 36 basis points from 3.44% to 3.80% during the same period.

The yield on securities increased in the fourth quarter of 2025 to 4.61% compared to 2.55% in the third quarter of 2025 and 2.29% in the fourth quarter of 2024 due to the sale of lower-yielding available-for-sale securities during the third quarter of 2025. The yield on loans in the fourth quarter of 2025 was 6.68%, a decrease of 30 basis points from the third quarter of 2025 and a decrease of 40 basis points from the fourth quarter of 2024. The decrease in loan yields was driven by reductions in the prime rate and lower loan fees. For the year ended December 31, 2025, the yield on securities increased 55 basis points while loan yields decreased 38 basis points compared to the same period in the prior year.

The yield on interest-earning assets decreased 10 basis points during the fourth quarter of 2025 compared to the third quarter of 2025 while overall funding costs declined by 34 basis points during the same period. For the year ended December 31, 2025, the yield on interest-earning assets decreased 18 basis points, and the overall cost of funding was down 63 basis points compared to the same period in 2024.

The cost of interest-bearing deposits in the fourth quarter of 2025 was 3.18%, a decrease of 32 basis points compared to the third quarter of 2025 and a decrease of 61 basis points compared to the fourth quarter of 2024. The cost of deposits in the fourth quarter of 2025 was 2.39%, a decrease of 28 basis points from the third quarter of 2025 and a decrease of 55 basis points from the fourth quarter of 2024. For the year ended December 31, 2025, the cost of interest-bearing deposits was 3.43%, a decrease of 56 basis points compared to the year ended December 31, 2024. The cost of deposits for the year ended December 31, 2025 was 2.64%, down 37 basis points from the same period in the prior year.

The provision for credit losses was $2.8 million in the fourth quarter of 2025, compared to $1.4 million in the third quarter of 2025 and $779 thousand in the fourth quarter of 2024. The provision was higher in the fourth quarter of 2025 compared to the third quarter primarily due to higher loan balances and the specific reserve on one commercial non-accrual loan. For the year ended December 31, 2025, the provision for credit losses totaled $5.1 million compared to $4.1 million for the year ended December 31, 2024.

Non-interest income was $1.8 million in the fourth quarter of 2025 compared to ($60.9) million in the third quarter of 2025 and $1.8 million in the fourth quarter of 2024. The fourth quarter of 2025 included $375 thousand in warrant and success fee income, partially offset by a decrease in other investments income. For the year ended December 31, 2025, non-interest income totaled ($56.4) million compared to $6.0 million for the prior year. Included in the 2025 year-to-date total was a $62.4 million loss on the sale of securities resulting from the repositioning of the available-for-sale securities portfolio.

Avidbank Holdings, Inc. Fourth Quarter and Full Year 2025 Financial Results Press Release

Non-interest expense totaled $13.9 million for the fourth quarter of 2025, compared to $13.5 million in the third quarter of 2025 and $11.1 million in the fourth quarter of 2024. The increase from the third quarter was primarily due to higher legal and professional fees, partially offset by a decrease in salaries and benefits expense driven by higher capitalized loan origination costs during the fourth quarter of 2025. For the year ended December 31, 2025, non-interest expense was $52.8 million, an increase of $5.4 million, or 12%, compared to the same period in the prior year primarily driven by an increase in salaries and benefits. There were 151 full-time equivalent employees on December 31, 2025, unchanged from September 30, 2025, and compared to 148 on December 31, 2024.

The effective tax rate for the fourth quarter of 2025 was 31.1% compared to 28.9% in the third quarter of 2025 and 29.9% in the fourth quarter of 2024. The increase in the current quarter was primarily due to state tax impacts from changes in California law requiring financial institutions to apportion business income using a single sales factor for tax years beginning on or after January 1, 2025, which included further remeasurement of deferred tax assets. For the year ended December 31, 2025, the effective tax rate was 27.5% compared to 29.5% for the year ended December 31, 2024.

Financial Condition

Total assets were $2.57 billion as of December 31, 2025, compared to $2.36 billion as of September 30, 2025, and $2.30 billion at December 31, 2024. Cash and cash equivalents were $154.6 million on December 31, 2025, compared to $177.3 million on September 30, 2025, and $82.7 million on December 31, 2024.

Loans, net of deferred loan fees, on December 31, 2025, totaled $2.15 billion, an increase of $189.9 million, or 38% annualized, from September 30, 2025, and an increase of $283.5 million, or 15%, from December 31, 2024. The increase in loans during the fourth quarter of 2025 included an increase of $178.0 million in commercial and industrial loans, $15.3 million in multi-family loans and $11.5 million in non-owner-occupied loans. Partially offsetting the increase in loans were decreases of $13.5 million in construction and land loans and $11.0 million in owner-occupied loans.

The allowance for credit losses on loans was $22.3 million on December 31, 2025, representing an increase of $1.2 million from September 30, 2025, and an increase of $3.6 million compared to December 31, 2024. The allowance for credit losses – loans and unfunded commitments to total loans was 1.15% on December 31, 2025, compared to 1.19% on September 30, 2025 and 1.12% as of December 31, 2024. Non-performing loans to total loans was 1.14% at December 31, 3025, up 100 basis points compared to September 30, 2025 and up 107 basis points from December 31, 2024. The increase in the fourth quarter of 2025 was primarily due to the downgrade of two well-collateralized construction loans.

The available-for-sale securities portfolio totaled $218.2 million as of December 31, 2025, compared to $173.6 million at September 30, 2025, and $296.6 million as of December 31, 2024. The increase during the fourth quarter of 2025 was due to purchases of securities resulting from repositioning our available-for-sale securities portfolio. The net unrealized loss for the available-for-sale portfolio totaled $328 thousand as of December 31, 2025, compared to $689 thousand at September 30, 2025 and $72.6 million as of December 31, 2024.

Avidbank Holdings, Inc. Fourth Quarter and Full Year 2025 Financial Results Press Release

Deposits were $2.19 billion on December 31, 2025, an increase of $136.9 million, or 27% annualized, from September 30, 2025, and an increase of $294.7 million, or 16% from December 31, 2024. The change in deposits during the fourth quarter of 2025 included an $85.2 million increase in non-interest-bearing demand deposits and an increase of $67.0 million in money market and savings, partially offset by a $15.2 million decrease in time deposits. Quarterly average deposits for the fourth quarter of 2025 were $2.14 billion, an increase of $91.6 million from the third quarter of 2025, and an increase of $241.6 million from the fourth quarter of 2024. Average non-interest-bearing demand deposits increased $43.8 million compared to the third quarter of 2025 and $103.8 million compared to the fourth quarter of 2024.

Short-term borrowings outstanding at December 31, 2025 were $60.0 million, compared to $0 at September 30, 2025, and $185.0 million at December 31, 2024.

Book value per share was $25.66 on December 31, 2025, an increase of $0.66 compared to September 30, 2025, and an increase of $2.09 compared to December 31, 2024. The overall increase was due to new shares issued as part of the IPO during the third quarter of 2025. Total shareholders’ equity was $281.0 million on December 31, 2025, an increase of $7.9 million compared to September 30, 2025, and an increase of $94.6 million from December 31, 2024.

Other Information

The Company will host a conference call on January 30, 2026, at 11:00 a.m. (Eastern Time) / 8:00 a.m. (Pacific Time) to discuss the earnings results for the fourth quarter and full year of 2025. Investors may call in by dialing (800) 715-9871 within the US and +1(646) 307-1963 for all other locations (Conference ID: 1715743). Participants may also pre-register for the conference by navigating to https://events.q4inc.com/attendee/815368039.

Alternatively, individuals may listen to a live webcast of the presentation by visiting the link on the Company's website at www.avidbank.com under About Us, Investor Relations. An audio replay of the live webcast is expected to be available by the evening of January 30, 2026, through the Investor Relations section of the Company's website. The recording will be available for one year from the day of posting. Information which may be discussed on the conference call is provided in an earnings supplement presentation available on the Company’s website and furnished with the SEC and available at www.sec.gov.

About Avidbank Holdings

Avidbank Holdings, Inc. (NASDAQ: AVBH), headquartered in San Jose, California, offers innovative financial solutions and services. We specialize in commercial & industrial lending, venture lending, structured finance, asset-based lending, sponsor finance, fund finance, and real estate construction and commercial real estate lending. Avidbank provides a different approach to banking. We do what we say.

Non-GAAP Financial Measures

This press release includes financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This press release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. Management has presented these non-GAAP financial measures because we believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP. Management believes that adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average equity, adjusted efficiency ratio and taxable equivalent net interest income are reasonable measures to understand the Company’s core operating performance and are important to many investors who are interested in understanding our profitability prospects from our core operations.

However, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other banking companies use. Other banking companies may use names similar to those we use for the non-GAAP financial measures we disclose but may calculate them differently. You should understand how we and other companies each calculate their non-GAAP financial measures when making comparisons. For a description of the non-GAAP financial information included herein and reconciliations to the most directly comparable GAAP measure, see the "Non-GAAP Performance and Financial Measures Reconciliation" table.

Avidbank Holdings, Inc. Fourth Quarter and Full Year 2025 Financial Results Press Release

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, which involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements include statements concerning our possible or assumed financial condition, results of operations, including descriptions of our business plans, strategy and expectations, capital and financing needs and liquidity and regulatory and competitive outlook. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. We caution that the forward-looking information and statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: uncertain market conditions and economic trends nationally, regionally and particularly in the Bay Area (which we define as the counties of Alameda, Contra Costa, Marin, Monterey, Napa, San Francisco, San Mateo, Santa Clara, Santa Cruz, Solano, and Sonoma) and California; economic conditions affecting the venture capital and private equity industries, including any decline in overall portfolio company investment, merger and acquisition activity and other liquidity events affecting venture and private equity fund and their portfolio companies; risks related to the concentration of our business in California, and specifically within the Bay Area, including risks associated with any downturn in the real estate sector; incurrence of losses in connection with the repositioning of our available-for-sale securities portfolio utilizing the proceeds from our recently completed public offering; the effects of a prolonged government shutdown; the occurrence of significant natural disasters, including fires and earthquakes, and acts of war or terrorism; our ability to conduct our business could be disrupted by natural or man-made disasters, including the effects of pandemic viruses; changes in market interest rates that affect the pricing of our loans and deposits and our net interest income; risks related to our strategic focus on lending to small to medium-sized businesses; the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses and the value of loan collateral and securities; our ability to attract and retain executive officers and key employees and their client and community relationships; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality and losses in our loan portfolio; the costs of effects and results of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to; the results of regulatory examinations or reviews and the effect of and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; our level of non-performing assets and the costs associated with resolving problem loans; our ability to maintain adequate liquidity and to raise necessary capital to fund our growth strategy and operations or to meet increased minimum regulatory capital levels; the effects of increased competition from a wide variety of local, regional, national and other providers of financial services; technological changes and developments; negative trends in our market capitalization and adverse changes in the price of our common stock; risks associated with unauthorized access, cyber-crime and other threats to data security; the effects of any strategic transactions we may make or evaluate, and the costs associated with any potential or actual strategic transaction; our ability to comply with various governmental and regulatory requirements applicable to financial institutions, including supervisory actions by federal and state banking agencies; the impact of recent and future legislative and regulatory changes, including changes in banking, accounting, securities and tax laws and regulations and their application by our regulators, and economic stimulus programs; governmental monetary and fiscal policies, including the policies of the Federal Reserve and policies related to tariffs; our ability to implement, maintain and improve effective internal controls; our use of the net proceeds from our recent public offering; and our success at managing any of the risks involved any of the foregoing items. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q under the heading “Risk Factors” therein and available at the SEC’s Internet site www.sec.gov. The foregoing factors should not be considered exhaustive. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We disclaim any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

Contact:

Patrick Oakes

Executive Vice President and Chief Financial Officer

408-200-7390

IR@avidbank.com

Avidbank Holdings, Inc. Fourth Quarter and Full Year 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Selected Financial Data (Unaudited)
(In thousands, except share and per share amounts)

						For the Twelve
	For the Three Months Ended					Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2025	2025	2025	2025	2024	2025	2024
INCOME HIGHLIGHTS
Net income / (loss)	$6,949	$(37,735)	$5,797	$5,436	$6,457	$(19,553)	$21,015
Net income-adjusted (2)	$6,949	$6,707	$5,797	$5,436	$6,457	$24,889	$21,015
PER SHARE DATA
Basic earnings / (loss) per share	$0.66	$(4.12)	$0.77	$0.73	$0.87	$(2.25)	$2.83
Diluted earnings / (loss) per share	0.65	(4.12)	0.75	0.71	0.84	(2.25)	2.76
Diluted earnings per share-adjusted (2)	0.65	0.72	0.75	0.71	0.84	2.80	2.76
Book value per share	25.66	25.00	25.80	24.85	23.57	25.66	23.57
PERFORMANCE MEASURES
Return on average assets (1)	1.12%	(6.35)%	1.00%	0.96%	1.14%	(0.83)%	0.93%
Return on average assets-adjusted (1) (2)	1.12%	1.13%	1.00%	0.96%	1.14%	1.06%	0.93%
Return on average equity (1)	9.90%	(63.19)%	11.59%	11.49%	13.65%	(8.61)%	11.98%
Return on average equity-adjusted (1) (2)	9.90%	11.23%	11.59%	11.49%	13.65%	10.95%	11.98%
Net interest margin (1)	4.13%	3.90%	3.60%	3.52%	3.49%	3.80%	3.44%
Efficiency ratio	51.72%	(35.28)%	57.77%	62.57%	52.53%	170.65%	58.27%
Efficiency ratio-adjusted (2)	51.72%	55.72%	57.77%	62.57%	52.53%	56.56%	58.27%
Average loans to average deposits	94.78%	94.14%	95.69%	98.55%	95.86%	95.71%	100.10%
CAPITAL
Tier 1 leverage ratio (3)	11.23%	11.14%	10.53%	10.39%	10.35%	11.23%	10.35%
Common equity tier 1 capital ratio (3)	11.05%	11.68%	11.02%	11.10%	10.59%	11.05%	10.59%
Tier 1 risk-based capital ratio (3)	11.05%	11.68%	11.02%	11.10%	10.59%	11.05%	10.59%
Total risk-based capital ratio (3)	12.57%	13.48%	12.76%	12.86%	12.30%	12.57%	12.30%
Common equity ratio	10.93%	11.56%	8.55%	8.48%	8.09%	10.93%	8.09%
SHARES OUTSTANDING
Number of common shares outstanding	10,947,967	10,925,102	7,923,946	7,912,184	7,906,761	10,947,967	7,906,761
Average common shares outstanding - basic	10,579,753	9,168,707	7,534,264	7,488,051	7,455,650	8,702,468	7,426,096
Average common shares outstanding - diluted	10,754,488	9,168,707	7,686,385	7,682,884	7,661,711	8,702,468	7,604,442
ASSET QUALITY
Total allowance for credit losses-loans and unfunded commitments	1.15%	1.19%	1.15%	1.14%	1.12%	1.15%	1.12%
Non-performing assets to total assets	0.95%	0.12%	0.06%	0.06%	0.06%	0.95%	0.06%
Non-performing loans to total loans	1.14%	0.14%	0.07%	0.07%	0.07%	1.14%	0.07%
Net charge-offs to average loans (1)	0.30%	(0.01)%	0.00%	(0.01)%	0.93%	0.07%	0.24%
AVERAGE BALANCES
Loans, net of deferred loan fees	$2,024,325	$1,924,537	$1,887,263	$1,858,716	$1,815,933	$1,924,166	$1,797,626
Debt securities	196,462	181,154	293,640	296,422	308,502	241,480	311,662
Total assets	2,459,110	2,357,158	2,322,264	2,289,935	2,250,086	2,357,580	2,252,814
Deposits	2,135,876	2,044,228	1,972,215	1,885,993	1,894,321	2,010,357	1,795,904
Shareholders' equity	278,382	236,903	200,608	191,891	188,170	227,210	175,348

(1) Annualized for the periods presented.
(2) A non-GAAP performance measure. We provide detailed reconciliations in the "Non-GAAP Performance and Financial Measures Reconciliation" table.
(3) Ratios presented are for Avidbank Holdings, Inc. and are estimated for the three and twelve months ended December 31, 2025.

Avidbank Holdings, Inc. Fourth Quarter and Full Year 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Consolidated Statements of Financial Condition (Unaudited)
(In thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Assets
Cash and due from financial institutions	$7,942	$12,006	$2,800	$18,866	$8,662
Due from Federal Reserve Bank and interest-bearing deposits in other financial institutions	146,627	165,313	127,123	106,135	74,039
Total cash and cash equivalents	154,569	177,319	129,923	125,001	82,701
Debt securities available-for-sale	218,160	173,588	292,808	296,617	296,556
Loans, net of deferred loan fees	2,148,439	1,958,585	1,911,718	1,841,187	1,864,942
Allowance for credit losses on loans	(22,261)	(21,025)	(19,624)	(18,722)	(18,679)
Loans, net of allowance for credit losses on loans	2,126,178	1,937,560	1,892,094	1,822,465	1,846,263
Bank-owned life insurance	13,045	12,953	12,857	12,764	12,674
Premises and equipment, net	1,526	1,739	1,927	2,118	2,331
Accrued interest receivable and other assets	56,165	59,295	62,520	60,957	63,963
Total assets	$2,569,643	$2,362,454	$2,392,129	$2,319,922	$2,304,488

Liabilities and Shareholders' Equity
Deposits:
Non-interest-bearing demand	$556,972	$471,770	$443,540	$419,823	$414,327
Interest-bearing checking	1,069,272	1,069,344	1,087,621	965,467	993,219
Money market and savings	532,149	465,198	399,849	399,010	338,578
Time	27,680	42,846	46,770	58,273	74,468
Non-reciprocal brokered (1)	–	–	25,001	86,915	70,763
Total deposits	2,186,073	2,049,158	2,002,781	1,929,488	1,891,355
Subordinated debt, net	22,000	22,000	22,000	22,000	22,000
Short-term borrowings	60,000	–	145,000	155,000	185,000
Accrued interest payable and other liabilities	20,591	18,183	17,929	16,815	19,771
Total liabilities	2,288,664	2,089,341	2,187,710	2,123,303	2,118,126

Shareholders' Equity
Common stock	169,990	169,342	107,608	106,839	106,997
Retained earnings	111,150	104,201	141,936	136,139	130,703
Accumulated other comprehensive loss	(161)	(430)	(45,125)	(46,359)	(51,338)
Total shareholders' equity	280,979	273,113	204,419	196,619	186,362
Total liabilities and shareholders' equity	$2,569,643	$2,362,454	$2,392,129	$2,319,922	$2,304,488

(1) FDIC regulations impose a general cap on reciprocal deposits that may be exempt from brokered deposits classification equal to 20% of the Bank’s total liabilities. As of December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, an additional $475.4 million, $522.5 million, $495.4 million, $447.8 million and $470.0 million of our deposits were considered brokered deposits by the FDIC due to being in excess of the general cap, respectively.

Avidbank Holdings, Inc. Fourth Quarter and Full Year 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

						For the Twelve
	For the Three Months Ended					Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2025	2025	2025	2025	2024	2025	2024
Interest and fees on loans	$34,093	$33,880	$32,967	$31,885	$32,308	$132,825	$130,878
Interest on debt securities	2,274	1,157	1,703	1,749	1,770	6,883	7,162
Federal Home Loan Bank dividends	185	184	181	185	185	735	752
Other interest income	1,775	2,033	793	706	681	5,307	3,649
Total interest income	38,327	37,254	35,644	34,525	34,944	145,750	142,441
Deposit interest expense	12,887	13,776	13,669	12,827	14,015	53,159	54,146
Interest on short-term borrowings	6	385	1,242	1,911	1,437	3,544	11,879
Interest on subordinated debt	421	443	443	435	293	1,742	1,194
Total interest expense	13,314	14,604	15,354	15,173	15,745	58,445	67,219
Net interest income	25,013	22,650	20,290	19,352	19,199	87,305	75,222
Provision for credit losses	2,838	1,355	925	–	779	5,118	4,096
Net interest income after provision for credit losses	22,175	21,295	19,365	19,352	18,420	82,187	71,126
Service charges and fees	797	779	840	762	649	3,178	2,600
Foreign exchange income	254	267	196	220	191	937	896
Income from bank-owned life insurance	93	96	93	90	93	372	508
Warrant and success fee income	375	–	273	–	65	648	65
Net loss on sale of securities	–	(62,391)	–	–	–	(62,391)	–
Other investment income	146	315	(23)	47	637	485	1,092
Other income	102	82	159	52	205	395	849
Total non-interest income	1,767	(60,852)	1,538	1,171	1,840	(56,376)	6,010
Salaries and benefit expenses	9,574	9,766	8,978	9,097	7,389	37,415	32,499
Occupancy and equipment expenses	730	723	759	996	919	3,208	4,019
Data processing	770	792	759	615	613	2,936	2,412
Regulatory assessments	521	445	420	544	541	1,930	2,083
Legal and professional fees	890	591	715	511	452	2,707	2,139
Other operating expenses	1,366	1,162	978	1,079	1,138	4,585	4,181
Total non-interest expense	13,851	13,479	12,609	12,842	11,052	52,781	47,333
Income / (loss) before income taxes	10,091	(53,036)	8,294	7,681	9,208	(26,970)	29,803
Provision / (benefit) for income taxes	3,142	(15,301)	2,497	2,245	2,751	(7,417)	8,788
Net income / (loss)	$6,949	$(37,735)	$5,797	$5,436	$6,457	$(19,553)	$21,015

Basic earnings / (loss) per common share	$0.66	$(4.12)	$0.77	$0.73	$0.87	$(2.25)	$2.83
Diluted earnings / (loss) per common share	0.65	(4.12)	0.75	0.71	0.84	(2.25)	2.76

Weighted average shares - basic	10,579,753	9,168,707	7,534,264	7,488,051	7,455,650	8,702,468	7,426,096
Weighted average shares - diluted	10,754,488	9,168,707	7,686,385	7,682,884	7,661,711	8,702,468	7,604,442

Avidbank Holdings, Inc. Fourth Quarter and Full Year 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)
(In thousands)

	For the Three Months Ended
	December 31, 2025			September 30, 2025
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
	Balance	Expense	Rates (5)	Balance	Expense	Rates (5)
Assets
Interest-earning assets:
Loans, net of deferred fees (1)	$2,024,325	$34,093	6.68%	$1,924,537	$33,880	6.98%
Fed funds sold / interest-bearing deposits	175,590	1,775	4.01%	189,921	2,033	4.25%
Debt securities
Taxable debt securities	193,816	2,244	4.59%	178,637	1,126	2.50%
Non-taxable debt securities (2)	2,646	38	5.70%	2,517	39	6.15%
Total debt securities	196,462	2,282	4.61%	181,154	1,165	2.55%
FHLB stock	8,409	185	8.73%	8,409	184	8.68%
Total interest-earning assets	2,404,786	38,335	6.32%	2,304,021	37,262	6.42%
Non-interest-earning assets:
Cash and due from banks	13,506			7,019
All other assets (3)	40,818			46,118
Total assets	$2,459,110			$2,357,158
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,088,413	$9,186	3.35%	$1,074,064	$9,961	3.68%
Money market and savings	489,587	3,449	2.79%	433,135	3,336	3.06%
Time deposits	31,266	252	3.20%	43,897	365	3.30%
Non-reciprocal brokered deposits	–	–	0.00%	10,283	114	4.40%
Total interest-bearing deposits	1,609,266	12,887	3.18%	1,561,379	13,776	3.50%
Short-term borrowings	652	6	3.65%	33,500	385	4.56%
Subordinated debt	22,000	421	7.59%	22,000	443	7.99%
Total interest-bearing liabilities	1,631,918	13,314	3.24%	1,616,879	14,604	3.58%
Non-interest-bearing liabilities:
Demand deposits	526,610			482,849
Accrued expenses and other liabilities	22,200			20,527
Shareholders' equity	278,382			236,903
Total liabilities and shareholders' equity	$2,459,110			$2,357,158

Net interest spread			3.08%			2.83%
Net interest income and margin (4)		$25,021	4.13%		$22,658	3.90%
Non-taxable equivalent net interest margin			4.13%			3.90%
Cost of deposits	$2,135,876	$12,887	2.39%	$2,044,228	$13,776	2.67%

(1) Non-performing loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes net amortization of deferred loan fees / (costs) of $353 thousand and $444 thousand, for the three months ended December 31, 2025 and September 30, 2025, respectively.

(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including negative balance on average allowance for credit losses on loans of $21.8 million and $20.1 million, respectively.
(4) Net interest margin is net interest income divided by total interest-earning assets.
(5) Annualized for the periods presented.

Avidbank Holdings, Inc. Fourth Quarter and Full Year 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)
(In thousands)

	For the Three Months Ended
	December 31, 2025			December 31, 2024
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
	Balance	Expense	Rates (5)	Balance	Expense	Rates (5)
Assets
Interest-earning assets:
Loans, net of deferred fees (1)	$2,024,325	$34,093	6.68%	$1,815,933	$32,308	7.08%
Fed funds sold / interest-bearing deposits	175,590	1,775	4.01%	57,698	681	4.70%
Debt securities
Taxable debt securities	193,816	2,244	4.59%	305,963	1,741	2.26%
Non-taxable debt securities (2)	2,646	38	5.70%	2,539	36	5.64%
Total debt securities	196,462	2,282	4.61%	308,502	1,777	2.29%
FHLB stock	8,409	185	8.73%	8,409	185	8.75%
Total interest-earning assets	2,404,786	38,335	6.32%	2,190,542	34,951	6.35%
Non-interest-earning assets:
Cash and due from banks	13,506			14,016
All other assets (3)	40,818			45,528
Total assets	$2,459,110			$2,250,086
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,088,413	$9,186	3.35%	$994,121	$9,840	3.94%
Money market and savings	489,587	3,449	2.79%	351,126	2,794	3.17%
Time deposits	31,266	252	3.20%	77,203	744	3.83%
Non-reciprocal brokered deposits	–	–	0.00%	49,064	637	5.16%
Total interest-bearing deposits	1,609,266	12,887	3.18%	1,471,514	14,015	3.79%
Short-term borrowings	652	6	3.65%	119,707	1,437	4.78%
Subordinated debt	22,000	421	7.59%	21,993	293	5.30%
Total interest-bearing liabilities	1,631,918	13,314	3.24%	1,613,214	15,745	3.88%
Non-interest-bearing liabilities:
Demand deposits	526,610			422,807
Accrued expenses and other liabilities	22,200			25,895
Shareholders' equity	278,382			188,170
Total liabilities and shareholders' equity	$2,459,110			$2,250,086

Net interest spread			3.08%			2.47%
Net interest income and margin (4)		$25,021	4.13%		$19,206	3.49%
Non-taxable equivalent net interest margin			4.13%			3.49%
Cost of deposits	$2,135,876	$12,887	2.39%	$1,894,321	$14,015	2.94%

(1) Non-performing loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes net amortization of deferred loan fees / (costs) of $353 thousand and $491 thousand, for the three months ended December 31, 2025 and December 31, 2024, respectively.

(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including negative balance on average allowance for credit losses on loans of $21.8 million and $22.2 million, respectively.
(4) Net interest margin is net interest income divided by total interest-earning assets. (5) Annualized for the periods presented.

Avidbank Holdings, Inc. Fourth Quarter and Full Year 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)
(In thousands)

	For the Twelve Months Ended
	December 31, 2025			December 31, 2024
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
	Balance	Expense	Rates	Balance	Expense	Rates
Assets
Interest-earning assets:
Loans, net of deferred fees (1)	$1,924,166	$132,825	6.90%	$1,797,626	$130,878	7.28%
Fed funds sold / interest-bearing deposits	126,340	5,307	4.20%	68,722	3,649	5.31%
Debt securities
Taxable debt securities	238,877	6,761	2.83%	309,652	7,067	2.28%
Non-taxable debt securities (2)	2,603	155	5.95%	2,010	120	5.97%
Total debt securities	241,480	6,916	2.86%	311,662	7,187	2.31%
FHLB stock	8,409	735	8.74%	8,409	752	8.94%
Total interest-earning assets	2,300,395	145,783	6.34%	2,186,419	142,466	6.52%
Non-interest-earning assets:
Cash and due from banks	10,865			13,048
All other assets (3)	46,320			53,347
Total assets	$2,357,580			$2,252,814
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,039,916	$37,160	3.57%	$857,409	$35,112	4.10%
Money market and savings	426,951	12,750	2.99%	326,934	10,729	3.28%
Time deposits	45,626	1,575	3.45%	76,846	3,144	4.09%
Non-reciprocal brokered deposits	37,381	1,674	4.48%	97,078	5,161	5.32%
Total interest-bearing deposits	1,549,874	53,159	3.43%	1,358,267	54,146	3.99%
Short-term borrowings	77,573	3,544	4.57%	233,290	11,879	5.09%
Subordinated debt	22,000	1,742	7.92%	21,956	1,194	5.44%
Total interest-bearing liabilities	1,649,447	58,445	3.54%	1,613,513	67,219	4.17%
Non-interest-bearing liabilities:
Demand deposits	460,483			437,637
Accrued expenses and other liabilities	20,440			26,316
Shareholders' equity	227,210			175,348
Total liabilities and shareholders' equity	$2,357,580			$2,252,814

Net interest spread			2.80%			2.35%
Net interest income and margin (4)		$87,338	3.80%		$75,247	3.44%
Non-taxable equivalent net interest margin			3.80%			3.44%
Cost of deposits	$2,010,357	$53,159	2.64%	$1,795,904	$54,146	3.01%

(1) Non-performing loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of deferred loan fees / (costs) of $1.7 million and $1.8 million, for the twelve months ended December 31, 2025 and December 31, 2024, respectively.

(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including negative balance on average allowance for credit losses on loans of $20.0 million and $20.9 million, respectively.
(4) Net interest margin is net interest income divided by total interest-earning assets.

Avidbank Holdings, Inc. Fourth Quarter and Full Year 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Asset Quality Data (Unaudited)
(In thousands)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	As of/For the Year-to-Date Period Ended December 31,
	2025	2025	2025	2025	2024	2025	2024
Allowance for Credit Losses on Loans
Balance, beginning of period	$21,025	$19,624	$18,722	$18,679	$22,315	$18,679	$19,131
Provision for credit losses on loans	2,759	1,364	891	–	630	5,014	3,909
Charge-offs	(1,523)	–	–	–	(4,266)	(1,523)	(4,361)
Recoveries	–	37	11	43	–	91	–
Balance, end of period	$22,261	$21,025	$19,624	$18,722	$18,679	$22,261	$18,679
Allowance for Credit Losses on Unfunded Commitments
Balance, beginning of period	$2,272	$2,281	$2,247	$2,247	$2,098	$2,247	$2,060
Provision for unfunded commitments	79	(9)	34	–	149	104	187
Balance, end of period	$2,351	$2,272	$2,281	$2,247	$2,247	$2,351	$2,247
Total allowance for credit losses - loans and unfunded commitments	$24,612	$23,297	$21,905	$20,969	$20,926	$24,612	$20,926
Provision for credit losses
Provision for credit losses on loans	$2,759	$1,364	$891	$–	$630	$5,014	$3,909
Provision for unfunded commitments	79	(9)	34	–	149	104	187
Total provision for credit losses	$2,838	$1,355	$925	$–	$779	$5,118	$4,096
Non-Performing Assets
Loans accounted for on a non-accrual basis	$24,502	$2,761	$1,352	$1,360	$1,367	$24,502	$1,367
Loans past due 90 days or more and still accruing	–	–	–	–	–	–	–
Non-performing loans	24,502	2,761	1,352	1,360	1,367	24,502	1,367
Other real estate owned	–	–	–	–	–	–	–
Non-performing assets	$24,502	$2,761	$1,352	$1,360	$1,367	$24,502	$1,367
Non-Performing Loans by Type:
Commercial	$5,088	$2,761	$1,352	$1,360	$1,367	$5,088	$1,367
Construction and land	19,414	–	–	–	–	19,414	–
Total Non-performing loans	$24,502	$2,761	$1,352	$1,360	$1,367	$24,502	$1,367

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.04%	1.07%	1.03%	1.02%	1.00%	1.04%	1.00%
Total allowance for credit losses-loans and unfunded commitments	1.15%	1.19%	1.15%	1.14%	1.12%	1.15%	1.12%
Allowance for credit losses on loans to non-performing loans	90.85%	761.50%	1451.48%	1376.62%	1366.42%	90.85%	1366.42%
Non-performing assets to total assets	0.95%	0.12%	0.06%	0.06%	0.06%	0.95%	0.06%
Non-performing loans to total loans	1.14%	0.14%	0.07%	0.07%	0.07%	1.14%	0.07%
Net charge-offs to average loans (1)	0.30%	(0.01)%	0.00%	(0.01)%	0.93%	0.07%	0.24%
Criticized loans to total loans	0.50%	1.48%	1.87%	1.43%	2.27%	0.50%	2.27%
Classified loans to total loans	1.22%	0.44%	0.38%	0.20%	0.22%	1.22%	0.22%

(1) Annualized for the periods presented.

Avidbank Holdings, Inc. Fourth Quarter and Full Year 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Loans and Deposits (Unaudited)
(In thousands)

						Current	Year
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Quarter	Over Year
	2025	2025	2025	2025	2024	Change	Change
Loans
Commercial and industrial loans	$1,049,530	$871,524	$855,049	$803,920	$816,963	$178,006	$232,567
Commercial real estate
Multi-family	265,105	249,802	241,399	227,003	216,018	15,303	49,087
Owner Occupied	165,130	176,171	168,393	142,764	142,650	(11,041)	22,480
Non-Owner Occupied	424,107	412,623	407,955	405,788	414,551	11,484	9,556
Construction and land	196,243	209,750	204,973	226,641	246,301	(13,507)	(50,058)
Residential	45,669	36,399	31,560	32,985	27,494	9,270	18,175
Total real estate loans	1,096,254	1,084,745	1,054,280	1,035,181	1,047,014	11,509	49,240
Other loans	2,655	2,316	2,389	2,086	965	339	1,690
Total loans, net of deferred fees	$2,148,439	$1,958,585	$1,911,718	$1,841,187	$1,864,942	$189,854	$283,497

Deposits
Non-interest-bearing demand	$556,972	$471,770	$443,540	$419,823	$414,327	$85,202	$142,645
Interest-bearing checking	1,069,272	1,069,344	1,087,621	965,467	993,219	(72)	76,053
Money market and savings	532,149	465,198	399,849	399,010	338,578	66,951	193,571
Time	27,680	42,846	46,770	58,273	74,468	(15,166)	(46,788)
Non-reciprocal brokered (1)	–	–	25,001	86,915	70,763	–	(70,763)
Total deposits	$2,186,073	$2,049,158	$2,002,781	$1,929,488	$1,891,355	$136,915	$294,718

Average Deposits
Non-interest-bearing demand	$526,610	$482,849	$425,154	$405,746	$422,807	$43,761	$103,803
Interest-bearing checking	1,088,413	1,074,064	1,038,372	956,994	994,121	14,349	94,292
Money market and savings	489,587	433,135	398,438	385,434	351,126	56,452	138,461
Time	31,266	43,897	47,398	60,282	77,203	(12,631)	(45,937)
Non-reciprocal brokered	–	10,283	62,853	77,537	49,064	(10,283)	(49,064)
Total deposits	$2,135,876	$2,044,228	$1,972,215	$1,885,993	$1,894,321	$91,648	$241,555

(1) FDIC regulations impose a general cap on reciprocal deposits that may be exempt from brokered deposits classification equal to 20% of the Bank’s total liabilities. As of December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, an additional $475.4 million, $522.5 million, $495.4 million, $447.8 million and $470.0 million of our deposits were considered brokered deposits by the FDIC due to being in excess of the general cap, respectively.

Avidbank Holdings, Inc. Fourth Quarter and Full Year 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Non-GAAP Performance and Financial Measures Reconciliation (Unaudited)
(In thousands)

Management believes that adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average equity, adjusted efficiency ratio and taxable equivalent net interest income are reasonable measures to understand the Company’s core operating performance and are important to many investors who are interested in understanding our profitability prospects from our core operations. In addition, management reviews yields on certain asset categories and the net interest margin of the Company on a fully taxable equivalent basis. The non-GAAP taxable equivalent net interest income adjustment facilitates performance comparisons between taxable and tax-free assets by increasing the tax-free income by an amount equivalent to the Federal income taxes that would have been paid if this income were taxable at the Company's 21% Federal statutory rate.

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2025	2025	2025	2025	2024	2025	2024
Non-GAAP adjusted net income reconciliation
Net income / (loss) - GAAP	$6,949	$(37,735)	$5,797	$5,436	$6,457	$(19,553)	$21,015
Loss on sale of securities	–	62,391	–	–	–	62,391	–
Tax impact of loss on sale of securities	–	(17,949)	–	–	–	(17,949)	–
Net income - adjusted (non-GAAP)	$6,949	$6,707	$5,797	$5,436	$6,457	$24,889	$21,015

Non-GAAP adjusted diluted earnings per share reconciliation
Diluted earnings / (loss) per share - GAAP	$0.65	$(4.12)	$0.75	$0.71	$0.84	$(2.25)	$2.76
Loss on sale of securities, net of income tax	–	4.84	–	–	–	5.05	–
Diluted earnings per share - adjusted (non-GAAP)	$0.65	$0.72	$0.75	$0.71	$0.84	$2.80	$2.76

Non-GAAP adjusted return on average assets reconciliation
Net income / (loss) - GAAP	$6,949	$(37,735)	$5,797	$5,436	$6,457	$(19,553)	$21,015
Average total assets	2,459,110	2,357,158	2,322,264	2,289,935	2,250,086	2,357,580	2,252,814
Return on average assets - GAAP (1)	1.12%	(6.35)%	1.00%	0.96%	1.14%	(0.83)%	0.93%

Net income - adjusted (non-GAAP)	$6,949	$6,707	$5,797	$5,436	$6,457	$24,889	$21,015
Average total assets	2,459,110	2,357,158	2,322,264	2,289,935	2,250,086	2,357,580	2,252,814
Return on average assets - adjusted (non-GAAP) (1)	1.12%	1.13%	1.00%	0.96%	1.14%	1.06%	0.93%

Non-GAAP adjusted return on average equity reconciliation
Net income / (loss) - GAAP	$6,949	$(37,735)	$5,797	$5,436	$6,457	$(19,553)	$21,015
Average total equity	278,382	236,903	200,608	191,891	188,170	227,210	175,348
Return on average equity - GAAP (1)	9.90%	(63.19)%	11.59%	11.49%	13.65%	(8.61)%	11.98%

Net income - adjusted (non-GAAP)	$6,949	$6,707	$5,797	$5,436	$6,457	$24,889	$21,015
Average total equity	278,382	236,903	200,608	191,891	188,170	227,210	175,348
Return on average equity - adjusted (non-GAAP) (1)	9.90%	11.23%	11.59%	11.49%	13.65%	10.95%	11.98%

Non-GAAP adjusted efficiency ratio reconciliation
Non-interest expense	$13,851	$13,479	$12,609	$12,842	$11,052	$52,781	$47,333
Net interest income	25,013	22,650	20,290	19,352	19,199	87,305	75,222
Non-interest income	1,767	(60,852)	1,538	1,171	1,840	(56,376)	6,010
Efficiency ratio - GAAP	51.72%	(35.28)%	57.77%	62.57%	52.53%	170.65%	58.27%

Non-interest expense	$13,851	$13,479	$12,609	$12,842	$11,052	$52,781	$47,333
Net interest income	25,013	22,650	20,290	19,352	19,199	87,305	75,222
Non-interest income	1,767	(60,852)	1,538	1,171	1,840	(56,376)	6,010
Loss on sale of securities	–	62,391	–	–	–	62,391	–
Non-interest income - adjusted	1,767	1,539	1,538	1,171	1,840	6,015	6,010
Efficiency ratio - adjusted (non-GAAP)	51.72%	55.72%	57.77%	62.57%	52.53%	56.56%	58.27%

Non-GAAP taxable equivalent net interest income reconciliation
Net interest income - GAAP	$25,013	$22,650	$20,290	$19,352	$19,199	$87,305	$75,222
Taxable equivalent adjustment	8	8	8	8	7	33	25
Net interest income - taxable equivalent (non-GAAP)	$25,021	$22,658	$20,298	$19,360	$19,206	$87,338	$75,247

(1)	Annualized for the periods presented.